UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On November 1, 2023, BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”) announced that Jean-Jacques Bienaimé will retire as the Company’s President, Chairman and Chief Executive Officer effective as of close of business on November 30, 2023 (the “Retirement Date”). Mr. Bienaimé will continue to serve as a member of the board of directors (the “Board”) until the expiration of his term as a director at the Company’s 2024 annual meeting of stockholders, and will not stand for reelection at such meeting. Richard A. Meier, BioMarin’s lead independent director, will assume the role of Chair of the Board, effective December 1, 2023.

In connection with his retirement, the Company and Mr. Bienaimé entered into a separation agreement (the “Separation Agreement”), pursuant to which, subject to certain conditions, (i) Mr. Bienaimé will remain eligible to receive the bonus he would have received for 2023 at the time it is determined and approved by the Board or its Compensation Committee to the same extent as if he had remained employed as Chief Executive Officer through such date, provided he remains a member of the Board or a consultant to the Company through such date and (ii) the Company will pay the cost of COBRA premiums to continue Mr. Bienaimé’s health insurance coverage for up to 13 months following the Retirement Date. The Separation Agreement also provides for a customary release of claims by Mr. Bienaimé.

The Company and Mr. Bienaimé also entered into a consulting agreement (the “Consulting Agreement”), to be effective as of December 1, 2023 for an initial term continuing until December 31, 2024, pursuant to which Mr. Bienaimé shall provide services to the Company to facilitate a smooth transition. The services are expected to require an average of 40 hours of effort for the first six months of the initial term and an average of 20 hours per week of effort for the balance of the initial term. Pursuant to the Consulting Agreement, Mr. Bienaimé will receive $146,000 per month for the first six months of the initial term, and $73,000 per month for the next seven months of the initial term. The Consulting Agreement further provides that Mr. Bienaimé’s equity awards will continue to vest during the term of the Consulting Agreement and, except in the case of a termination of the Consulting Agreement by BioMarin due to Mr. Bienaimé’s material breach thereof, shall continue to vest even after the term of the Consulting Agreement and remain exercisable through the natural life of the award pursuant to the Company’s retirement benefit (as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 11, 2023, but disregarding the requirement that Mr. Bienaimé remain Chief Executive Officer through December 31, 2024), provided Mr. Bienaimé serves as a consultant through December 31, 2024. The Consulting Agreement also confirms that upon a Change in Control (as defined in the Consulting Agreement), Mr. Bienaimé will be entitled to 100% vesting of all his outstanding time-based vesting equity awards and target amounts of outstanding performance-based equity awards.

Copies of the Separation Agreement and Consulting Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Appointment of Chief Executive Officer and President

On November 1, 2023, the Company announced the appointment of Alexander Hardy, age 55, to serve as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of December 1, 2023 (the “Effective Date”).

Mr. Hardy has served as chief executive officer of Genentech, Inc., a member of the Roche Group (“Roche”) since May 2019. At Roche, Mr. Hardy previously served as Head of Global Product Strategy from August 2016 to March 2019, and as Head, Asia Pacific, Roche Pharma, from May 2014 through August 2016. Before that, Mr. Hardy served in various leadership roles at Genentech, Inc. (prior to its acquisition by Roche) and Novartis. Mr. Hardy serves as a member of the Wall Street Journal CEO Council and on the board of directors for the Pharmaceutical Research and Manufacturers of America. Mr. Hardy received a B.A. from the University of Cambridge and an M.B.A. from the University of Michigan’s Ross School of Business.

In connection with his appointment, the Company and Mr. Hardy entered into an employment agreement (the “Employment Agreement”), providing for an annual base salary of $1,050,000, a signing bonus of $900,000 (the “Base Salary”), and the right to participate in the Company’s generally applicable employee bonus program starting in 2024 (payable in the first quarter of 2025), with a target payout percentage of one hundred ten percent

(110%) of Base Salary during the previous year, provided that Mr. Hardy remains actively employed by the Company through the payment date of the bonus. In addition, the Employment Agreement provides for grants to Mr. Hardy of the following equity awards: (A) restricted stock units (“RSUs”) for that number of shares of Common Stock equal to $5,750,000 divided by the average closing price of the Common Stock over the thirty (30) trading days ending on the day before the date of grant, rounded to the nearest cent (the “Reference Price”), rounded to the nearest whole share, 25% of which shall vest on each of the first, second, third and fourth anniversaries of the Effective Date, subject to Mr. Hardy’s continuous service as of each such vesting date; (B) RSUs for that number of shares of Common Stock equal to $4,000,000 divided by the Reference Price, rounded to the nearest whole share, which shall vest as to one third (1/3) of the shares on each of the first, second and third anniversaries of the Effective Date, subject to the Employee’s continuous service as of each such vesting date (the “Three-Year RSU”); and (C) non-statutory stock options to purchase that number of shares of Common Stock equal to $5,750,000 divided by the Reference Price, rounded to the nearest whole share, 25% of which shall vest on the first anniversary of the Effective Date and 1/48th of which shall vest on the same day of each month thereafter, subject to Mr. Hardy’s continuous service as of each such vesting date. Additionally, effective as of a date in March 2024 to be determined by the Board, and provided Mr. Hardy remains in continuous service to the Company, the Company will grant to Mr. Hardy (A) RSUs for that number of shares of Common Stock equal to $2,875,000 divided by the Reference Price, rounded to the nearest whole share, vesting over 4 years; (B) performance RSUs (“PRSUs”) for that number of shares of Common Stock equal to $6,900,000 divided by the Reference Price, rounded to the nearest whole share, vesting over 3 years; and (C) non-statutory stock options to purchase that number of shares of Common Stock equal to $1,725,000 divided by the Reference Price (as defined below), rounded to the nearest whole share, vesting over 4 years.

The Employment Agreement provides for the following severance benefits in the event that Mr. Hardy is terminated without Cause or Mr. Hardy resigns for Good Reason (as both terms are defined in the Employment Agreement). If such termination occurs at any time other than within 12 months after a Change in Control (as defined in the Employment Agreement), Mr. Hardy shall be entitled to (i) a lump-sum payment equal to the sum of (A) an amount equal to 1.5 times the sum of Mr. Hardy’s current annual base salary and target bonus for the calendar year in which his employment terminates, (B) the amount of the any unpaid annual bonus for the immediately preceding year, and (C) an amount equal to Mr. Hardy’s target bonus for the year of termination (prorated for that portion of the calendar year that Mr. Hardy was employed by the Company) (collectively, the “Non-CIC Termination Compensation”); (ii) one year of equity acceleration for his outstanding time-based equity awards, other than the Three-Year RSU, which will vest in full, and vesting of target amounts of outstanding performance-based equity awards; (iii) Company payment of COBRA premiums for up to 18 months; and (iv) outplacement services. If such termination without Cause or resignation for Good Reason occurs within the 12-month period after a Change in Control, Mr. Hardy shall be entitled to (i) a lump-sum payment equal to the sum of (A) an amount equal to 2 times the sum of Mr. Hardy’s current annual base salary and target bonus for the calendar year in which his employment terminates, (B) the amount of the any unpaid annual bonus for the immediately preceding year, and (C) an amount equal to Mr. Hardy’s target bonus for the year of termination (prorated for that portion of the calendar year that Mr. Hardy was employed by the Company) (collectively, the “CIC Termination Compensation”); (ii) 100% vesting of all his outstanding unvested time-based vesting equity awards and target amounts of outstanding performance-based equity awards; (iii) Company payment of COBRA premiums for up to 24 months; and (iv) outplacement services. The Employment Agreement further provides that in the event of Mr. Hardy’s disability, he will receive an amount equal to the Non-CIC Termination Compensation or the CIC Termination Compensation, whichever is applicable, which amount includes any benefits Mr. Hardy may receive under the Company’s Long-Term Disability Plan.

A copy of the Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K. Mr. Hardy will also enter into a customary indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release by and between BioMarin Pharmaceutical Inc. and Jean-Jacques Bienaimé, dated October 30, 2023.

10.2	Consulting Agreement by and between BioMarin Pharmaceutical Inc. and Jean-Jacques Bienaimé, dated October 30, 2023.

10.3	Employment Agreement by and between BioMarin Pharmaceutical Inc. and Alexander Hardy, dated October 30, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: November 3, 2023	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer